Exhibit 10.117

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL

EXECUTION COPY

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) dated as of March 25, 2010, is made between CORTEX PHARMACEUTICALS, INC., a Delaware corporation (“Cortex”), and BIOVAIL LABORATORIES INTERNATIONAL SRL, an international society with restricted liability organized under the laws of Barbados (“BLS”).

R E C I T A L S

A. Cortex owns or has license rights in certain pharmaceutical compounds designated AMPAKINE® compounds which are being or may be developed, among other things, for use in the prevention and/or treatment of RD or vaso-occlusive crises associated with sickle cell disease (the “Excluded Field”).

B. Simultaneously herewith, BLS and Cortex are entering into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which Cortex is transferring and BLS is acquiring Cortex’s interest in certain assets relating to the AMPAKINE® compounds, including the Family 5 Patent Rights, the Family 6 Patent Rights and the Family 6 Compounds (each as hereinafter defined) (collectively, the “Licensed Assets”).

C. In connection with the transactions contemplated by the Asset Purchase Agreement, BLS has agreed to grant back to Cortex a license to the Licensed Assets for use outside the Excluded Field.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

1.1 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such first Person. For the purposes of this definition, a Person shall be deemed, in any event, to control another Person if it (a) owns or controls, directly or indirectly, or has the ability to direct or cause the direction of or control of, more than 50% of the voting equity of the other Person, or (b) has the ability to direct, cause the direction of, or control the actions of such other Person, whether through direct or indirect ownership of voting equity, by contract or otherwise.

1.2 “Agreement” has the meaning set forth in the preamble hereto.

1.3 “Asset Purchase Agreement” has the meaning set forth in the recitals hereto.

1.4 “BLS” has the meaning set forth in the preamble hereto.

1.5 “Cortex” has the meaning set forth in the preamble hereto.

1.6 “[***]” shall mean that compound described on Exhibit 1.6, also known as [***].

1.7 “Excluded Field” has the meaning set forth in the recitals hereto. For the avoidance of doubt, use for the treatment or prevention of (i) neurodegenerative diseases, disorders and conditions, (ii) psychiatric diseases, disorders and conditions, (iii) sleep disorders including Sleep Apnea and overcoming sleep deprivation, and (iv) sexual dysfunction shall be deemed to be outside the Excluded Field.

1.8 “Family 5 Patent Rights” shall mean those patents and patent applications listed in Exhibit 1.8, together with any provisionals, divisionals, continuations or continuations-in-part, extensions, renewals and reissues with respect thereto.

1.9 “Family 6 Compounds” shall mean those compounds covered by the Family 6 Patent Rights, other than (A) CX1942, (B) CX1763 and (C) CX1739 in its injectible form only, and the respective metabolites, salts, free base forms, prodrug forms or enantiomers of (A) CX1942, (B) CX1763 and (C) CX1739 in its injectible form only. For greater certainty, Family 6 Compounds include the Family 6 Named Compounds.

1.10 “Family 6 Named Compounds” shall mean those Family 6 Compounds set forth on Exhibit 1.10.

1.11 “Family 6 Patent Rights” shall mean those patents and patent applications listed in Exhibit 1.11, together with any provisionals, divisionals, continuations or continuations-in-part, extensions, renewals and reissues with respect thereto hereto

1.12 “Know-How” shall mean all inventions, trade secrets, know how, data or other intellectual property (other than patents) transferred by Cortex to BLS under the Asset Purchase Agreement.

1.13 “Licensed Assets” has the meaning set forth in the recitals hereto.

1.14 “Party” shall mean Cortex or BLS.

1.15 “Person” shall mean a human being, labor organization, partnership, firm, enterprise, association, joint venture, corporation, limited liability company, cooperative, legal representative, foundation, society, political party, estate, trust, trustee, trustee in bankruptcy, receiver or any other organization or entity whatsoever, including any governmental authority.

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1.16 “RD” or “respiratory depression” means a variety of conditions characterized by reduced frequency and inspiratory drive to cranial and spinal motor neurons. Specifically, respiratory depression refers to conditions where the medullary neural network associated with respiratory rhythm generating activity does not respond to accumulating levels of PCO2 (or decreasing levels of PO2) in the blood and subsequently under stimulates motor neurons controlling lung musculature.

1.17 “Sleep Apnea” shall mean a chronic disorder characterized by brief and frequently repeated interruptions of breathing during sleep, including obstructive sleep apnea and central sleep apnea.

1.18 “Territory” shall mean worldwide.

1.19 “Third Party” shall mean any Person other than Cortex or BLS or any of their respective Affiliates.

2. LICENSES

2.1 License to Family 6 Patent Rights. BLS hereby grants to Cortex an exclusive, irrevocable, perpetual, fully paid, worldwide license under the Family 6 Patent Rights to develop, use, make, have made, offer for sale, sell, market, import, distribute and promote pharmaceutical products (other than injectable formulations) containing one or more of the Family 6 Compounds, for all uses other than in the Excluded Field, with the right to sublicense, subject to Section 2.4.

2.2 License to Family 5 Patent Rights. BLS hereby grants to Cortex an exclusive, irrevocable, perpetual, fully paid, worldwide license under the Family 5 Patent Rights for the sole purpose of continuing in place [***], or its successors-in-interest (“[***]”), under the [***] (the “[***]”), to develop, use, make, have made, offer for sale, sell, market, import, distribute and promote pharmaceutical products containing [***] for the [***] and the [***] (each as defined in the [***]) as provided in the [***]. BLS agrees that Cortex may amend the [***] after the date hereof; provided, however, no such amendment shall (i) grant to [***] rights to use [***] in any field other than [***] or (ii) remove or limit any obligations of [***] with respect to confidentiality. Cortex shall provide BLS notice of any such amendment. In the event the [***] terminates or expires, the license granted under this Section 2.2 shall terminate. BLS and its Affiliates shall not directly or indirectly use or permit any Third Party to use [***] for any purpose inside or outside the Excluded Field; provided, however, the foregoing prohibition with respect to inside the Excluded Field only shall terminate in the event the [***] terminates or expires.

2.3 License to Know-How. BLS hereby grants to Cortex an exclusive, irrevocable, perpetual, fully paid, worldwide license under the Know-How to develop, use, make, have made, offer for sale, sell, market, import, distribute and promote pharmaceutical products, for all uses other than in the Excluded Field, with the right to sublicense, subject to Section 2.4.

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2.4 Notice of Sublicenses. If Cortex grants a sublicense to the rights provided under Section 2.1 or Section 2.3, Cortex hereby agrees to do the following:

2.4.1 Cortex shall notify BLS of the identity of the sublicensee and shall provide an executed copy of each sublicense agreement to BLS promptly following its execution; provided, further, that, each such sublicense agreement may be redacted to remove information that is not reasonably related to this Agreement.

2.4.2 Cortex shall cause the applicable sublicense agreement with each sublicensee to be consistent with all applicable terms and conditions of this Agreement and to not require BLS to perform and be liable for any obligations which are not expressly contained herein.

2.5 Third Party Payments. As between BLS and Cortex, Cortex shall be responsible for any and all payments due any Third Party as a result of any arrangement between Cortex and a Third Party in connection with Cortex’s use or exploitation of the licenses granted to Cortex under this Agreement.

2.6 No Diligence Obligation. BLS acknowledges that Cortex has no obligation to exploit any of the rights licensed hereunder and that BLS shall have no right to claim Cortex is in breach of this Agreement as a result of the failure of Cortex to exploit the rights granted hereunder.

2.7 Restrictions on BLS. BLS and its Affiliates shall not directly or indirectly use or permit any Third Party to use any of the (i) Family 5 Patent Rights, the Family 6 Patent Rights, the Family 6 Compounds or the Know-How for any purposes outside of the Excluded Field, (ii) Family 6 Named Compounds for any purpose and (iii) compounds covered by the Family 6 Patent Rights (other than CX1942 and CX1763 and their respective metabolites, salts, free base forms, prodrug forms or enantiomers) other than in injectible form.

2.8 Reporting of Additional Family 6 Compounds. As promptly as practicable after either Party files a patent application with respect to any Family 6 Compound other than a Family 6 Named Compound, such Party shall provide the other Party with reasonably detailed information with respect to such Family 6 Compound.

3. INTELLECTUAL PROPERTY RIGHTS

3.1 Family 5 Patent Rights and [***].

3.1.1 Prosecution and Maintenance of Family 5 Patent Rights. BLS shall be responsible for filing, prosecuting and maintaining the Family 5 Patent Rights throughout the world at [***] expense.

3.1.2 Enforcement of Family 5 Patent Rights.

3.1.2.1 Cortex and BLS shall each promptly notify the other in writing of any actual, alleged or threatened infringement of patents or patent applications included in the Family 5 Patent Rights of which they become aware. BLS shall have the first right but not the obligation to take such steps as BLS may consider necessary to enforce any Family 5 Patent Right in the Territory, to prosecute any infringement of such Family 5 Patent Right and to seek any remedies available to it in respect of that infringement litigation; provided, that BLS shall

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consider any suggestions of Cortex with respect to the enforcement of the Family 5 Patent Rights in good faith to the extent such infringement is not within the Excluded Field and Cortex shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Upon BLS’ written request, Cortex shall provide BLS assistance reasonably necessary to prosecute any such action and BLS shall bear [***] losses and indemnify Cortex for [***] costs and expenses incurred in connection with such assistance.

3.1.2.2 If BLS elects not to commence litigation against any infringement of any Family 5 Patent Rights with respect to any such infringement in the Territory not within the Excluded Field, BLS shall notify Cortex in writing of such election within thirty (30) days after becoming aware of such infringement. Subject to the rights of [***] under the [***] License, Cortex shall then have the right, at Cortex’s sole cost and expense, to commence litigation with respect to such infringement and shall have full control to prosecute any such infringement of the Family 5 Patent Rights and to seek any remedies available to BLS or Cortex. BLS shall provide Cortex with reasonable assistance requested by Cortex in writing and necessary for Cortex to prosecute any such action, including joining such action as a party, and Cortex shall reimburse BLS for its out-of-pocket expenses incurred in connection with such assistance. BLS shall have the right to participate and be represented in any such suit by its own counsel at its expense. Neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party, such consent not to be unreasonably withheld or delayed.

3.1.2.3 In any litigation brought by BLS to enforce the Family 5 Patent rights in the Territory, unless otherwise agreed by Cortex, BLS shall bear [***] costs and expenses incurred by BLS in such litigation, including without limitation, any award of damages or attorneys’ fees made to the alleged infringer in any such litigation and any settlement in favor of the alleged infringer in such litigation. BLS shall be entitled to [***] percent ([***]%) of any award of damages to the Parties in such litigation and in any settlement in favor of the Parties in such litigation. Notwithstanding the foregoing, Cortex’s obligations under this Section 3.1.2.3 shall terminate in the event the [***] terminates or expires.

3.1.2.4 In the event that Cortex elects its right pursuant to Section 3.1.2.2 to commence litigation under the Family 5 Patent Rights, Cortex may join BLS as a party plaintiff, Cortex shall bear all losses and indemnify BLS for all costs and expenses incurred in connection with such proceeding, and shall not be required to share any recovery with BLS.

3.1.3 Infringement of Third Party Patent Rights – [***]. In the event that the manufacture, use or sale of a product containing [***] licensed hereunder amounts to or becomes the subject of a claim of infringement of a patent or other proprietary right of a Third Party, the Parties shall promptly confer and take such appropriate steps as is necessary to enable [***] to exercise its rights pursuant to the [***] License, including Section [***] thereof.

3.2 Family 6 Patent Rights and Family 6 Compounds.

3.2.1 Prosecution and Maintenance of Family 6 Patent Rights. BLS shall file, prosecute and maintain the Family 6 Patent Rights throughout the world. BLS shall consult with Cortex as to the preparation and filing, prosecution and maintenance of such patent

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applications and patents, and shall furnish to Cortex copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by Cortex, and BLS reasonably shall consider all such comments. BLS shall not abandon claims under the Family 6 Patent Rights without prior notice to Cortex. In the event that BLS does not file, prosecute and maintain any such patent application or patent as set forth above in any jurisdiction in the Territory, it shall give Cortex forty-five (45) days’ notice before any relevant deadline and transmit all information reasonable and appropriate relating to such patent application or patent in such jurisdiction, and Cortex shall have the right to pursue, at its own expense, filing, prosecution and maintenance thereof in such jurisdiction, and if Cortex so elects, BLS shall assign all of its rights to such patent or patent application to Cortex in such jurisdiction.

In the event that a future United States patent application is filed by Cortex containing claims directed to compounds, compositions and/or methods which the United States Patent Office rejects as being obvious over the claims of an earlier filed BLS-owned United States patent application (i.e., an obviousness-type double patenting rejection) which requires the filing of a Terminal Disclaimer in order to obviate the rejection, assignment of the future patent application will be made to BLS before or at the time of filing of the Terminal Disclaimer with a non-revocable license granted back to Cortex to practice the claimed invention outside of the Excluded Field. Nothing in this paragraph shall be construed to negate or otherwise prevent a legitimate claim of priority being made in a Cortex-owned future United States patent application to an earlier filed BLS-owned United States patent application.

3.2.2 Enforcement of Family 6 Patent Rights.

3.2.2.1 Cortex and BLS shall each promptly notify the other in writing of any actual, alleged or threatened infringement of patents or patent applications included in the Family 6 Patent Rights of which they become aware. BLS shall have the first right but not the obligation to take such steps as BLS may consider necessary to enforce any Family 6 Patent Right in the Territory, to prosecute any infringement of such Family 6 Patent Right and to seek any remedies available to it in respect of that infringement litigation; provided, that BLS shall consider any suggestions of Cortex with respect to the enforcement of the Family 6 Patent Rights in good faith to the extent such infringement is not within the Excluded Field and Cortex shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Upon BLS’ written request, Cortex shall provide BLS assistance reasonably necessary to prosecute any such action and BLS shall bear [***] losses and indemnify Cortex for [***] costs and expenses incurred in connection with such assistance.

3.2.2.2 If BLS elects not to commence litigation against any infringement of any Family 6 Patent Rights with respect to any such infringement in the Territory not within the Excluded Field, BLS shall notify Cortex in writing of such election within thirty (30) days after becoming aware of such infringement. Cortex shall then have the right, at Cortex’s sole cost and expense, to commence litigation with respect to such infringement and shall have full control to prosecute any such infringement of the Family 6 Patent Rights and to seek any remedies available to BLS or Cortex. BLS shall provide Cortex with reasonable assistance requested by Cortex in writing and necessary for Cortex to prosecute any such action, including joining such action as a party, and Cortex shall reimburse BLS for its out-of-pocket expenses incurred in

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connection with such assistance. BLS shall have the right to participate and be represented in any such suit by its own counsel at its expense. Neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party, such consent not to be unreasonably withheld or delayed.

3.2.2.3 In any litigation brought by BLS to enforce the Family 6 Patent Rights in the Territory, unless otherwise agreed by Cortex, BLS shall bear [***] costs and expenses incurred by BLS in such litigation, including without limitation, any award of damages or attorneys’ fees made to the alleged infringer in any such litigation and any settlement in favor of the alleged infringer in such litigation. BLS shall be entitled to [***] percent ([***]%) of any award of damages to the Parties in such litigation and in any settlement in favor of the Parties in such litigation. Notwithstanding the foregoing, to the extent BLS brings litigation to enforce the Family 6 Patent Rights in the Territory at the request of Cortex or in connection with Family 6 Patent Rights covering Cortex’s commercial activities, (i) the Parties shall share [***] in all costs and expenses incurred by BLS in such litigation, including without limitation, any award of damages or attorneys’ fees made to the alleged infringer in any such litigation and any settlement in favor of the alleged infringer in such litigation and (ii) BLS and Cortex shall share [***] any award of damages to the Parties in such litigation and in any settlement in favor of the Parties in such litigation.

3.2.2.4 In the event that Cortex elects its right pursuant to Section 3.2.2.2 to commence litigation under the Family 6 Patent Rights, Cortex may join BLS as a party plaintiff, Cortex shall bear all losses and indemnify BLS for all costs and expenses incurred in connection any such proceeding, and shall not be required to share any recovery with BLS.

3.2.3 Infringement of Third Party Patent Rights – Family 6 Compounds.

3.2.3.1 In the event that the manufacture, use or sale of a product containing a Family 6 Compound, other than the Family 6 Compound referred to as CX1739, licensed hereunder amounts to or becomes the subject of a claim of infringement of a patent or other proprietary right of a Third Party, and without regard to which Party is charged with said infringement, and the venue of such claim, the Parties shall promptly confer to discuss appropriate steps to be taken to enable Cortex to exercise its rights pursuant to the licenses granted under this Agreement, including whether and how to contest any claim. If within thirty (30) days, the Parties fail to agree on a course of action, Cortex may in good faith take such action as it sees fit in order to continue to exploit the rights with respect to the Family 6 Compounds granted hereunder, including the defense of any claim or the negotiation of a Third Party license. BLS shall provide Cortex with reasonable assistance requested by Cortex in writing and necessary for Cortex to defend any such action, including joining such action as a party, and Cortex shall reimburse BLS for its out-of-pocket expenses incurred in connection with such assistance.

3.2.3.2 In the event that the manufacture, use or sale of a product containing the Family 6 Compound referred to as CX1739 licensed hereunder amounts to or becomes the subject of a claim of infringement of a patent or other proprietary right of a Third Party, and without regard to which Party is charged with said infringement, and the venue of such claim, the

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Parties shall promptly confer to discuss in good faith appropriate steps to be taken by the Parties to exercise their respective rights with respect to such claims, including whether and how to contest such claims. The Parties shall jointly make all decisions with respect to any such claim, including the defense of such claim or the negotiation of a Third Party license.

4. REPRESENTATIONS AND WARRANTIES

4.1 Authorization. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that it is not aware of any legal obstacles, including, patent rights of others, which could prevent it from carrying out its obligations under this Agreement.

4.2 Additional Cortex Representations and Warranties. Cortex represents and warrants to BLS that (i) the Research Term (as defined in the [***]) under the [***] has expired, (ii) [***] has [***] pursuant to [***] of the [***] and (iii) the [***] compound which is part of the Acquired Assets (as defined in the Asset Purchase Agreement) [***].

5. INDEMNITY, INSURANCE

5.1 Cortex Indemnity Obligations. Cortex agrees to defend, indemnify and hold BLS, its Affiliates and their respective directors, officers, employees and agents, harmless from all Third Party claims, losses, damages or expenses (“Losses”), arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Cortex, its Affiliates or sublicensees by virtue of the exercise of their licensed rights hereunder; (b) claims for bodily injury, death or property damage attributable to the development, manufacture, distribution, sale or use by Cortex, its Affiliates or sublicensees of any product containing a Family 6 Compound or [***]; (c) any breach by Cortex or its Affiliates of the terms of this Agreement or the [***] License; or (d) the negligent, willful or tortious acts or omissions of Cortex, its Affiliates and sublicensees and their respective employees and agents in connection with the exercise of their licensed rights hereunder.

5.2 BLS Indemnity Obligations. BLS agrees to defend, indemnify and hold Cortex, its Affiliates and their respective directors, officers, employees and agents harmless from all Losses arising as a result of: (a) the negligent, willful or tortious acts or omissions of BLS, its Affiliates and their respective employees and agents; or (b) any breach by BLS or its Affiliates of the terms of this Agreement.

5.3 Procedure. A Party or any of its Affiliates or their respective directors, officers, employees or agents (the “Indemnitee”) that intends to claim indemnification under this Article 5 shall promptly notify the other Party (the “Indemnitor”) of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such

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Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this Article 5 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 5, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 5. The Indemnitee under this Article 5, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that either Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnitee in establishing its claim for indemnity.

5.4 Insurance. During such time as Cortex is conducting clinical trials with any Family 6 Compound, or commercially selling any product containing any Family 6 Compound, Cortex shall maintain: (i) product liability insurance (including clinical trial insurance) in the minimum amount of $[***] per occurrence and in the aggregate and (ii) general liability insurance against claims arising from the development, manufacture and sale of products containing the Family 6 Compounds, in the minimum amount of $[***] per occurrence and $[***] in the aggregate. Product liability insurance (including clinical trial insurance) shall be maintained at the same level for not less than [***] years after the later of (a) completion of the last clinical trial conducted by Cortex for any product containing any Family 6 Compound and (b) the last commercial sale of any product containing any Family 6 Compound. Cortex shall provide BLS proof of such insurance upon request. Cortex shall give BLS at least thirty (30) days’ notice of any cancellation, termination or change in such instance and shall name BLS as an additional insured with respect to such insurance.

6. MISCELLANEOUS

6.1 Pharmacovigilance Agreement. Each Party shall be responsible for all pharmacovigilance activities and reporting for a Family 6 Compound (other than CX1739) utilized by it in clinical trials or commercial sales. With respect to CX1739, BLS shall be responsible for the maintenance of the global safety database for any product that includes CX1739, and the costs of such maintenance shall be borne [***]; provided, however, if both Parties are utilizing CX1739 in clinical trials or commercial sales, the costs of such maintenance shall be borne [***]. Each Party shall cooperate (at its sole cost and expense), and shall cause its Affiliates, licensees and sublicensees to cooperate, in implementing a pharmacovigilance mutual alert process with respect to any product that includes CX1739 to comply with all applicable legal obligations of all applicable regulatory authorities. Within ninety (90) days after the date hereof, the Parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by ICH guidelines, including: (a) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to CX1739 worldwide within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (b) ensuring compliance with the reporting requirements of all applicable regulatory authorities on a worldwide basis for the reporting of safety data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety data.

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6.2 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

6.3 Assignment. This Agreement may be assigned, or otherwise transferred by Cortex upon prior written notice to BLS so long as the acquiring person assumes this Agreement in writing or by operation of law. BLS may, without Cortex’s prior written consent: (i) assign, sublicense, subcontract or delegate this Agreement or any or all of its rights and obligations hereunder to an Affiliate upon written notice to Cortex; provided, that BLS hereby guarantees and shall remain fully and unconditionally obligated and responsible for the full and complete performance of this Agreement by such Affiliate, and in no event, shall such assignment, sublicensing, subcontracting or delegation be deemed to relieve BLS of its liabilities or obligations to Cortex under this Agreement; or (ii) assign this Agreement in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction (which shall be deemed an assignment) so long as the acquiring person assumes this Agreement in writing or by operation of law. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

6.4 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

6.5 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to Cortex:	Cortex Pharmaceuticals, Inc.
15241 Barranca Parkway
Irvine, California 92618-2201
Attention: Chief Executive Officer
Fax: 949 727-3657

with a copy to:	Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Attention: Lawrence B. Cohn
Fax: 949 725-4100

If to BLS:	Biovail Laboratories International SRL
Welches, Christ Church
Barbados, West Indies BB17154
Attention: Chief Operating Officer
Fax: (246) 420-1532

with a copy to:	Biovail Corporation
7150 Mississauga Road
Mississauga, ON L5N 8M5
Attention: Vice President, Associate General Counsel
Fax: (905) 286-3370

with a copy to:	Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
Attention: Randall B. Sunberg, Esq.
Fax: (609) 919-6701

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof.

6.7 Arbitration.

6.7.1 Except as otherwise expressly provided in this Agreement, any disputes, claims or controversies arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, shall be promptly presented to the Chief Executive Officers of BLS and Cortex (or alternative officers designated by BLS or Cortex) for resolution and if such officers cannot promptly resolve such disputes, claims or controversies then such dispute, claim or controversey shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice.

6.7.2 Any arbitration hereunder shall be conducted before the American Arbitration Association, or its successor. The arbitration shall be conducted before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by the American Arbitration Association unless specifically modified herein. The arbitration shall be located in New York, New York. The arbitrator shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as he or she determines.

6.7.3 The Parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by either Party (the “Filing Date”). In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each Party and any Third Party witnesses. In addition, each Party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving Party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each Party shall provide to the other, no later than seven (7) Business Days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a Party’s witnesses or experts. The arbitrator’s decision and award shall be made and delivered within thirty (30) days of the closing of the arbitration hearing. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.

6.7.4 The Parties covenant and agree that they will participate in the arbitration in good faith. Any Party unsuccessfully refusing to comply with an order of the arbitrator shall be liable for costs and expenses, including attorneys’ fees, incurred by the other Party in enforcing the award. Notwithstanding anything to the contrary contained in this Agreement, this Section 6.7.4 shall not apply to any request by any Party to this Agreement for temporary, preliminary or permanent injunctive relief or other forms of equitable relief.

6.7.5 Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

6.8 Compliance with Law. Each Party shall perform, and shall ensure that its Affiliates and sublicensees perform, the activities for which such Party is responsible under this Agreement and all other activities required or permitted under this Agreement in compliance with applicable laws and regulations, including, but not limited to, the Foreign Corrupt Practices Act.

6.9 Entire Agreement. This Agreement, together with the Exhibits hereto, and the Asset Purchase Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

6.10 Headings. The captions to the several Articles and Sections hereof and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

CORTEX PHARMACEUTICALS, INC.

By:
Name:
Title:

BIOVAIL LABORATORIES INTERNATIONAL SRL

By:
Name:
Title:

[SIGNATURE PAGE TO LICENSE AGREEMENT]

EXHIBIT 1.6

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[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT 1.8

FAMILY 5 PATENT RIGHTS

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Comments Key:

AN = Application No.

PN = Publication or Patent No.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT 1.10

FAMILY 6 NAMED COMPOUNDS

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[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT 1.11

FAMILY 6 PATENT RIGHTS

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[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.